Analex Corporation                                NEWS RELEASE
2677 Prosperity Avenue
Suite 400
Fairfax, Virginia 22031
Tel:  (703) 852-4000
Fax: (703) 852-2200
www.analex.com                     Release:  IMMEDIATE
                              For:      ANALEX CORPORATION
                                        (Symbol: NLX)
Contact:  Amber Gordon
          (703) 852-1392

                ANALEX ANNOUNCES 2005 FINANCIAL RESULTS

     Revenue up 50% to $141 million; EBITDA up 63% to $13 million;
              Acquisition Related Charges Yield Net Loss


Fairfax, VA, February 28, 2006 - Analex Corporation (Amex: NLX), a leading provider of mission-critical professional services to federal government clients, today reported 2005 revenue of $141.2 million, a 50% increase over 2004 revenue of $94.4 million. For the year, operating income was $9.0 million compared to $6.3 million in 2004. Earnings before interest, taxes, depreciation, and amortization
(EBITDA), which Analex considers an appropriate and useful measure of its operating results, increased by 63%, to $13.1 million in 2005.

     For the fourth quarter, revenue was $36.7 million, a 32% increase over the fourth quarter of 2004 revenue of $27.7 million. Operating income rose to $2.1 million from $1.6 million, a 28% increase over 2004; and EBITDA for the quarter increased by 47%, to $3.2 million.

     In Analex's Homeland Security Group, 2005 revenue growth increased 88% over 2004, whereas the Systems Engineering Group showed
overall growth of only 1%.   For the quarter, the Homeland Security
Group revenue increased 59%, which was partially offset by a 9% decrease of the Systems Engineering Group revenue. Growth in the Homeland Security Group was fueled by increased services to the intelligence community.

     As a result of various cash and non-cash accretion charges associated with acquisition financing activities, the net loss for the common stockholders reported for 2005 was $6.7 million, or ($0.42) per share, compared to a net loss of $9.2 million, or ($0.64) per share, for 2004. In 2005, the charges associated with the acquisition financing were $7.6 million of non-cash interest and accretion and $3.4 million of cash interest and dividends. For fourth quarter 2005 and 2004, the net losses were $1.9 million, or ($0.12) per share and $0.3 million, or ($0.02) per share, respectively. In the fourth quarter of 2005, the charges associated with the acquisition financing were $2.1 million of non-cash interest and accretion and $1.0 million of cash interest and dividends.

     Sterling Phillips, Analex's Chairman and CEO, stated, "Analex's full year and fourth quarter 2005 results reflect significant strength
in the growth of EBITDA and EBITDA margins.   We will continue to
focus on carefully targeted acquisitions and accelerating organic growth. We believe Analex's core businesses are very well positioned in the growth markets of the defense and intelligence government sectors."

Webcast Today
The Company has scheduled a webcast / conference call for 11:00 a.m.
(ET), today, during which management will make a brief presentation regarding year end results and operating trends. A question-and-answer session will follow. Interested parties can listen to the conference call over the Internet by logging on to Analex's website at www.analex.com at the scheduled time and following the sign-in instructions. A replay of the conference call and question / answer session will also be available on the Internet after 1:00 p.m. (ET) today, and can be accessed on Analex's website. The replay will also be available via telephone until Friday, March 31, 2006, at 888-286-
8010 (replay pass code: #71793263).   The International dial-in replay
number is 617-801-6888.

About Analex
Analex (www.analex.com) specializes in providing intelligence, systems engineering and security services in support of our nation's security. Analex focuses on developing innovative technical approaches for the intelligence community, analyzing and supporting defense systems, designing, developing and testing aerospace systems and providing a full range of security support services to the U.S. government. The Company's stock trades on the American Stock Exchange under the symbol NLX. Analex investor relations can be reached at amber.gordon@analex.com or 703-852-1392.

PLEASE NOTE: Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as "anticipate," "expect," "could," "intend," "may" and other words of a similar nature. There are certain important factors and risks that could cause results to differ materially from those anticipated by the statements contained herein. Such factors and risks include business conditions and growth in the government contracting arenas and in the economy in general. Competitive factors include the pressures toward consolidation of small government contracts into larger contracts awarded to major, multi-national corporations; and the Company's ability to continue to recruit and retain highly skilled technical, managerial and sales/marketing personnel. Other risks may be detailed from time to time in the Company's filings with the Securities and Exchange Commission. Analex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                             FINANCIAL TABLES FOLLOW
                               Analex Corporation
                             Selected Financial Data
                                   (unaudited)
                                      Three Months Ended            Twelve Months Ended
                                         December 31                    December 31
                                        2005          2004              2005            2004
                                 -------------- --------------   -------------- --------------

Revenue                          $   36,717,000 $   27,717,800   $  141,161,800 $   94,416,700
Cost of revenue                      29,223,800     21,749,700      112,373,600     75,605,000
SG&A                                  4,302,800      3,795,000       15,681,500     10,776,800
Depreciation                            205,400        111,400          731,700        308,100
Amortization                            932,400        453,400        3,372,700      1,420,900
                                 -------------- --------------   -------------- --------------
Operating costs and expenses         34,664,400     26,109,500      132,159,500     88,110,800
                                 -------------- --------------   -------------- --------------
Operating income                      2,052,600      1,608,300        9,002,300      6,305,900

Total interest expense, net          (1,069,600)      (940,000)      (3,846,600)    (8,921,900)
                                 -------------- --------------   -------------- --------------
Income tax provision (benefit)          536,100       (647,300)       3,248,800      1,193,400
                                 -------------- --------------   -------------- --------------
Income (loss) from continuing           446,900      1,315,600        1,906,900     (3,809,400)
operations

Income from discontinued
  operations, net of income taxes            --         11,400               --          8,200
Loss on disposal of discontinued
  operations, net of income taxes        (7,600)      (237,900)        (113,200)      (545,000)
                                 -------------- --------------   -------------- --------------
Net loss from discontinued
operations                               (7,600)      (226,500)        (113,200)      (536,800)
                                 -------------- --------------   -------------- --------------
Net income (loss)                       439,300      1,089,100        1,793,700     (4,346,200)
                                 -------------- --------------   -------------- --------------
Dividends on Series A
convertible preferred stock            (225,000)      (227,400)        (900,000)      (902,400)
Dividends on Series B-1
convertible preferred stock            (180,000)      (181,500)        (720,000)      (211,100)
Dividends on Series B-2
convertible preferred stock            (375,000)            --       (1,125,000)            --
Accretion of convertible
preferred stock                      (1,590,400)      (935,800)      (5,705,500)    (3,750,000)
                                 -------------- --------------   -------------- --------------
Net loss available to common
shareholders                      $  (1,931,100)  $   (255,600)   $  (6,656,800)  $ (9,209,700)
                                 ============== ==============   ============== ==============
Net loss attributable to common
shareholders per share:
  Continuing operations
    Basic                        $       (0.12)  $      (0.00)     $    (0.41)     $    (0.60)
                                 ============== ==============   ============== ==============
    Diluted                      $       (0.12)  $      (0.00)     $    (0.41)     $    (0.60)
                                 ============== ==============   ============== ==============
  Discontinued operations
    Basic                        $       (0.00)  $      (0.02)     $    (0.01)     $    (0.04)
                                 ============== ==============   ============== ==============
    Diluted                      $       (0.00)  $      (0.02)     $    (0.01)     $    (0.04)
                                 ============== ==============   ============== ==============
Net loss available to common
shareholders:
    Basic                        $       (0.12)  $      (0.02)     $    (0.42)     $    (0.64)
                                 ============== ==============   ============== ==============
    Diluted                      $       (0.12)  $      (0.02)     $    (0.42)     $    (0.64)
                                 ============== ==============   ============== ==============
Weighted average number of
shares:
    Basic                           16,320,978     15,333,209      15,931,936      14,435,676
                                 ============== ==============   ============== ==============
    Diluted                         16,320,978     15,333,209      15,931,936      14,435,676
                                 ============== ==============   ============== ==============

                                       Balance Sheet Data
                              ------------------------------------
                              December 31, 2005  December 31, 2004
                              -----------------  -----------------
Current assets                $      39,402,800  $      23,422,400
Property and equipment, net           2,726,000          1,434,700
Goodwill, contract rights,
and other intangibles, net           88,291,800         49,538,700
Other assets                            671,700            526,300
                              -----------------  -----------------
     Total assets             $     131,092,300  $      74,922,100
                              =================  =================

Current liabilities           $      16,963,700  $      13,203,200
Long-term liabilities                38,937,800         12,766,700
                              -----------------  -----------------
Total liabilities                    55,901,500         25,969,900
Convertible preferred stock          36,229,600         15,986,300
Shareholders' equity                 38,961,200         32,965,900
                              -----------------  -----------------
     Total liabilities,
convertible preferred stock
and shareholders' equity      $     131,092,300  $      74,922,100
                              =================  =================

Reconciliation of Non-GAAP Measures:

Reconciliation of Operating Income (EBIT) to EBITDA:
                      Three Months Ended                  Twelve Months Ended
                         December 31,                         December 31,
             ----------------------------------    -------------------------------
                 2005               2004    Change       2005           2004    Change
             --------------   ------------  ------ -------------- ------------- -----
Revenue      $   36,717,000   $ 27,717,800     32% $  141,161,800 $  94,416,700  50%
EBIT              2,052,600      1,608,300     28%      9,002,300     6,305,900  43%
EBIT margin             5.6%         5.8%                   6.4%           6.7%
Amortization        932,400        453,400              3,372,700     1,420,900
Depreciation        205,400        111,400                731,700       308,100
             --------------   ------------         -------------- -------------
EBITDA       $    3,190,400   $  2,173,100     47% $   13,106,700 $   8,034,900 63%
             ==============   ============         ============== =============
EBITDA margin          8.7%         7.8%                   9.3%          8.5%
             ==============   ============         ============== =============

                              # # #